POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Carl W. Struby as his true and lawful attorney-in-fact and agent and in his name, place and stead, to sign and file any or all reports on Form 3, Form 4, Form 5, Schedule 13-D,
Schedule 13-G, and Form 144), and any amendments thereto, required or permitted to be filed or signed by him under the Securities and Exchange Act of 1934, as amended, or the Securities Act of 1933, and to file the same, with all documents required or permitted to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


Dated:  May 9, 2013

/s/ Cloud L. Cray, Jr.
Cloud L. Cray, Jr.